                                                                      Exhibit 32

                       CERTIFICATIONS OF THE CEO AND CFO
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Capital Bancorp, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Rick Hart, Chief Executive Officer of the Company, and I, Sally P. Kimble, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ R. Rick Hart
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R. Rick Hart
Chief Executive Officer
May 11, 2006

/s/ Sally P. Kimble
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Sally P. Kimble
Chief Financial Officer
May 11, 2006